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                                                                    EXHIBIT 99.1
[GENCORP - LOGO]
                                                              Rosemary B. Younts
                                                          Sr. VP, Communications
                                                                  (916) 351-8650
                                                                  (916) 804-7820
NEWS RELEASE

                                                                      Terry Hall
                                                                     Sr. VP, CFO
                                                                   (202)828-6800


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                    GENCORP MAKES MAJOR STRATEGIC GROWTH MOVE

         SIGNS AGREEMENT TO ACQUIRE GLOBAL AUTOMOTIVE SUPPLIER, DRAFTEX
         --------------------------------------------------------------

         SACRAMENTO, CA, OCTOBER 22, 2000 - GenCorp (NYSE: GY) today announced that it has signed an agreement to acquire The Laird Group's Draftex International Car Body Seals Division. This acquisition will significantly enhance shareholder value by making GenCorp's Vehicle Sealing business the second largest automotive vehicle sealing supplier in the world, almost doubling segment sales. In addition to adding essential global capability, the immediately accretive acquisition will increase cash generation to fuel other growth activities.

         "The acquisition of Draftex is consistent with the strategy we outlined early in the year for GenCorp Vehicle Sealing," said GenCorp Chairman and CEO Bob Wolfe. "This strategy has focused on improving margins, cash flow and the competitive position of the business by participating in the consolidation occurring within the automotive industry either as a buyer or a seller. Because businesses in this industry currently have relatively low valuations, the substantial benefits that will be gained from acquiring Draftex clearly made participation as a buyer the best alternative," Wolfe said.

         "In addition to providing key new growth opportunities for our Vehicle Sealing segment, the acquisition of Draftex will greatly improve GenCorp's cash generation capability in the near term, allowing us to pay down debt and fuel growth in all other areas of the Company, including defense," Wolfe added.

         Draftex will bring GenCorp about $415 million in global automotive sealing sales, together with 5,484 employees worldwide. Draftex maintains global relationships with Volkswagen, BMW, Mercedes, Renault and Ford. Among its key platforms are the Ford Focus,

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Volkswagen Golf and Renault Scenic. Included in the purchase agreement are
Draftex's German based worldwide headquarters and International European Technical Center, and 11 manufacturing plants in six countries, including Germany, France, Spain, Czech Republic, China and the U.S.

         GenCorp Vehicle Sealing, with 2000 annual sales of about $460 million, is headquartered in Farmington Hills, Michigan, and operates five manufacturing facilities in North America, and two European plants located in Germany and Ireland. GenCorp has earned its leading position in the Sport Utility Vehicle and Light Truck market segments by participating on programs that include the Ford F-Series and Ranger Pickups, Ford Explorer, General Motors' Chevy Pickup and the Mercedes All Purpose Vehicle - many of which are among the top ten best selling vehicles in this segment of the American market. GenCorp has further strengthened its position over the past two years with numerous new platform awards such as the Ford Escape, Ford Explorer Sport, Mazda Tribute, the next generation Lincoln and others.

         The acquisition of Draftex will enhance GenCorp Vehicle Sealing in a number of important ways:
         - Increases annual combined sales to an estimated $875 million, together with significant increases in profit and cash generation capabilities;
         - Provides international scale, essential in the automotive environment to successfully serve and support OEM customers on a global basis;
         - Allows GenCorp to rationalize and restructure production capacity in both Europe and North America to achieve better utilization and profitability in its operations;
         - Broadens and geographically diversifies GenCorp Vehicle Sealing's customer base;
         - Greatly expands GenCorp Vehicle Sealing's presence in the passenger car market segment which, when combined with an existing leadership position in the Sport Utility Vehicle and Light Truck markets, provides a more balanced portfolio of products and customers;
         - Adds additional R&D capabilities and technology, which will enhance support to our customers and enables the development of more complex products;
         - Provides immediate entry into the Asian market as a platform for future growth.

         GenCorp anticipates the Draftex acquisition to be complete before year-end and expects earnings to be accretive in year one.

         GenCorp is a technology-based manufacturer, with leading positions in the aerospace and defense, pharmaceutical fine chemicals and automotive industries. Additional information about GenCorp can be obtained by visiting the Company's web site at http://www.GenCorp.com.